Exhibit 99.1

OCZ Technology Issues Status Update on Current Business Operation

SAN JOSE, CA—October 31, 2012—OCZ Technology Group, Inc. (Nasdaq: OCZ), a leading provider of high-performance solid-state drives (SSDs) for computing devices and systems, today issues this update to better inform its customers, investors, partners, and stakeholders about the status of its current business operation.

“We are undergoing a transition phase in the Company’s evolution in which we are refocusing our efforts on products and strategies that will benefit both OCZ and our stakeholders over the long term,” said Ralph Schmitt, CEO of OCZ Technology. “We have already taken aggressive steps to address some short-term tactical challenges and have begun streamlining the organization to help ensure that OCZ will be in the best position moving forward to address the fast growing consumer and enterprise SSD markets.”

As part of the Company’s transformation, it has taken initial steps to make its business more efficient and profitable by initiating the EOL procedures to discontinue approximately 150 product variations, including reducing the value category by approximately 80 percent. This streamlines OCZ’s product offerings to address the mainstream and higher-end consumer products, as well as enterprise and OEM solutions. The Company has also evaluated its inventory and is in the process of making the necessary adjustments, including monetizing some inventory to better align its product offerings and to free-up cash for the business. Excluding production personnel, the Company has reduced its global workforce by approximately 28 percent. Total personnel at the Taiwan production facility, including outside contractors, has been reduced by approximately 32 percent. This facility continues to increase overall efficiency and production levels. The Company will continue to take further actions aimed at reducing overall costs and improving operating results.

OCZ is working diligently and is making progress with regards to its on-going investigation meant to aid in the filing of its second fiscal quarter Form 10-Q. Closure on these items has taken longer than originally expected. Further details will be released when the Form 10-Q is filed.

Our business operations continue as usual. The company is delivering innovative solid state drive products to both the client and enterprise markets. OCZ continues to significantly invest in R&D to drive differentiated solutions with our unique controllers, firmware and enterprise software; while staying focused on profitably providing high quality SSD solutions and supporting our customers’ needs.

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (OCZ) is a global leader in the design, manufacturing, and distribution of high-performance solid-state storage solutions and premium computer components. Offering high performance solid-state drives (SSDs), OCZ provides SSDs in a variety of form factors and interfaces (i.e. PCIe, SAS and SATA) to address both client and enterprise applications. Having developed firmware and controller platforms, to virtualization and endurance extending technologies, the company delivers vertically integrated solutions enabling transformational approaches to how digital data is captured, stored, accessed, analyzed and leveraged by customers. For more information, please visit: www.ocztechnology.com.

Forward Looking Statements

Certain statements in this release regarding the Company’s business transition are forward-looking, and the actual results or timing of that transition could vary from our current expectations, depending on a variety of factors and uncertainties, including, but not limited to, realizing the anticipated benefits from OCZ’s streamlining and efficiency initiatives; improving operational and cost efficiencies going forward; market acceptance of OCZ’s products and OCZ’s ability to continually develop enhanced products. For further information on other risks and uncertainties, please refer to “Item 1A — Risk Factors” in Part I in OCZ’s Annual Report on Form 10-K filed with the SEC on May 14, 2012, and statements made in other subsequent filings. The filing is available both at www.sec.gov as well as via OCZ’s website at www.ocztechnology.com. OCZ does not undertake to update its forward-looking statements.

All trademarks or brand names referred to herein are the property of their respective owners.

OCZ Press Contact:

Scott Harlin

Director of Marketing Communications – Enterprise

(408) 440-3484

sharlin@ocztechnology.com

OCZ Investor Relations Contact:

Bonnie Mott

Senior Manager of Investor Relations

(408) 440-3428

bmott@ocztechnology.com